UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 17, 2013

Date of Report (Date of Earliest Event Reported)

Dakota Plains Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-53390	20-2543857
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

294 Grove Lane East Wayzata, Minnesota		55391
(Address of Principal Executive Offices)		(Zip Code)

(952) 473-9950

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 17, 2013, Dakota Plains Transloading, LLC (the “Borrower”), a wholly-owned subsidiary of Dakota Plains Holdings, Inc. (the “Company”), entered into a new credit agreement (the “Credit Agreement”) with World Fuel Services Corporation (“WFS”). The Credit Agreement provides the Borrower with a $20,000,000 delayed draw term loan facility (the “Facility”) to finance the Borrower’s share of improvements to be made to the Pioneer Terminal in New Town, ND. The availability period for draws under the Facility expires on June 30, 2014 and the maturity date of the Facility is December 31, 2026. The obligations of the Borrower are secured by a mortgage granted by the Company in favor of WFS for most of its property in New Town, ND, as well as a pledge of the equity owned by the Borrower in Dakota Petroleum Transport Solutions, LLC, a joint venture between the Borrower and Petroleum Transport Solutions, a wholly owned subsidiary of Western Petroleum Company, which is itself a wholly owned subsidiary of WFS.

During the availability period, a loan under the Facility bears interest at a rate per annum equal to either (i) nine percent (9%), at any time when the aggregate unpaid principal amount of loans outstanding is less than $10,000,000, or (ii) twelve percent (12%), at any time when the aggregate unpaid principal amount of loans outstanding is greater than or equal to $10,000,000. After the expiration of the availability period, a loan under the Facility bears interest at a rate per annum equal to (i) six percent (6%), at any time when the aggregate unpaid principal amount of loans outstanding is less than $5,000,000, (ii) nine percent (9%), at any time when the aggregate unpaid principal amount of loans outstanding is less than $10,000,000, or (iii) twelve percent (12%), at any time when the aggregate unpaid principal amount of loans outstanding is greater than or equal to $10,000,000.

The Credit Agreement contains customary affirmative and negative covenants, including covenants that restrict the right of the Borrower to incur indebtedness, merge, lease, sell or otherwise dispose of assets, make investments and grant liens on their assets.

The Credit Agreement contains customary events of default, the occurrence of which would permit WFS to terminate its commitment and accelerate loans under the Facility, including failure to make payments under the Facility, failure to comply with covenants in the Credit Agreement and other loan documents, cross default to other material indebtedness of the Company, failure of the Company or Borrower to pay or discharge material judgments, bankruptcy of the Company or the Borrower, and a change in control of the Company or the Borrower.

Another wholly owned subsidiary of the Company, Dakota Plains Marketing, LLC, owns 50% of DPTS Marketing, LLC, a joint venture with Petroleum Transport Solutions focused on marketing crude oil originating within the Williston Basin of North Dakota and Montana.

The foregoing description of the Facility is qualified by reference to the full text of the Credit Agreement, which is filed as Exhibit 10.1 hereto.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The discussion under Item 1.01 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Credit Agreement dated as of June 17, 2013 between Dakota Plains Transloading, LLC and World Fuel Services Corporation

99.1	Press Release dated June 17, 2013

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 17, 2013	DAKOTA PLAINS HOLDINGS, INC.

/s/ Timothy R. Brady
Timothy R. Brady Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description	Manner of Filing
10.1	Credit Agreement dated as of June 18, 2013 between Dakota Plains Transloading, LLC and World Fuel Services Corporation	Filed Electronically
99.1	Press Release dated June 17, 2013	Filed Electronically